Vertiv’s Fourth Quarter Challenged by Inflationary and Supply Chain Pressures; Expect Pricing Actions Taken to Generate Strong Second Half 2022 and Provide Momentum into 2023.

•End-market demand remained strong with fourth quarter 2021 orders up 51% from last year’s fourth quarter and record-high Vertiv backlog of $3.2 billion. Fourth quarter net sales growth of 8% and organic net sales growth(1) of 4% versus fourth quarter 2021.
•Fourth quarter operating loss of $4 million and adjusted operating profit(1) of $94 million negatively impacted by accelerating inflation headwinds and continued supply chain constraints.
•Full year 2022 guidance at the midpoint: net sales of $5.7 billion (net sales growth of 13%), organic net sales growth(2) of 8%, diluted earnings per share of $0.11 and adjusted diluted earnings per share(1) of $0.70. Operating profit of $301 million and adjusted operating profit of $525 million, up 11% from 2021.
•Significant pricing actions implemented at end of 2021 and early 2022. Expect $100 million year-over-year favorable price-cost in 2022 with sequential quarterly improvement as we progress through 2022. Pricing actions expected to deliver a strong second half 2022 and position Vertiv well for 2023.

COLUMBUS, Ohio [February 23, 2022] – Vertiv Holdings Co (NYSE: VRT), a global provider of critical digital infrastructure and continuity solutions, today reported financial results for its fourth quarter and full year ended December 31, 2021. Vertiv reported fourth quarter net sales of $1,411 million, an increase of $105 million, or 8.0%, compared with last year’s fourth quarter and a 3.9% organic sales increase excluding the impact of acquisitions and foreign currency. EMEA net sales increased 20.0% and were up 10.5% organically, driven by large colocation data center activity and telecom providers investing in capacity expansions. APAC net sales increased 3.8% and were up 2.6% organically, with strong sales in China and India offset by lower sales of wind power products due to the expiration of government subsidies, as well as COVID-19 lockdowns in Southeast Asia. Americas net sales increased 4.8% and were up 1.3% organically, with strong services growth offset by significant supply chain disruptions for manufactured products. Vertiv’s fourth quarter orders increased 51.2% compared with the prior year quarter, benefiting from large project orders from colocation data center customers. Backlog reached another record level of $3.2 billion at the end of December 2021, increasing 73% from the end of 2020.
Fourth quarter operating profit decreased $124 million to a loss of $4 million and adjusted operating profit of $94 million decreased $58 million from the prior year quarter. Adjusted operating profit benefited from $10 million additional profit flowthrough from higher organic sales volume and $8 million from one-time fixed cost actions, which was more than offset by a $60 million headwind from material and freight inflation (net of price) and $30 million higher commissions, labor inflation and unfavorable APAC mix. Inflation and supply chain issues were primarily concentrated in the Americas. Supply chain issues continued to accelerate in the fourth quarter, and no significant improvement is currently assumed for 2022. Pricing of $28 million in the fourth quarter was not enough to offset increasing inflation. Additional pricing actions executed in the fourth quarter 2021 and first quarter 2022 will contribute to a full year 2022 pricing tailwind of $360 million. Price-cost should be neutral in the second quarter of 2022, and full year 2022 price-cost should be positive $100 million.
“2021 was a challenging year from many perspectives,” said Rob Johnson, Vertiv’s Chief Executive Officer. “We started the first half strongly, but supply chain challenges and inflationary headwinds quickly put pressure on our operational and financial performance in the second half – notably in the fourth quarter. We consistently underestimated inflation and supply chain constraints for both timing and degree, which dictated a tepid 2021 pricing response. We learned a hard lesson from our slow response in 2021, and we acted decisively late last year and early this year with aggressive price actions. We expect that the impact of these actions will progressively show in our 2022 profitability, with each quarter sequentially better than the previous quarter, and that our second half 2022 results will be strong – setting the stage for consistently improving profitability going forward.”
Johnson added, “Despite disappointing 2021 financial results, there were notable accomplishments last year. We exited 2021 with a record-high backlog, which is not only an indicator of the continued strong end-market demand but also our continued commitment to our customers, including through accelerating R&D investment and differentiated product offerings. The E&I acquisition was a significant strategic win. This acquisition allows us to meaningfully participate in a $7 billion market and provide a portfolio of offerings to help our customers manage their entire power infrastructure. The long-term strategic thesis of the E&I deal remains intact.”

Dave Cote, Vertiv’s Executive Chairman, added, “Despite our poor fourth quarter financial performance and our expectation that the first half of 2022 will be challenged, I firmly believe that Vertiv operates in a great position in a good industry, and a company in a great position in a good industry is able to drive price. We will prove that to you in the second half of 2022. However, it is the execution of our long-term strategy that fortifies our great position. We continue to accelerate investment in Vertiv Product Development (VPD). We continue to proliferate the Vertiv Operating System (VOS), and we continue to reduce cycle time in critical processes. I am as excited as I ever have been with Vertiv’s ability to drive both short-term and long-term value.”
Free Cash Flow and Liquidity
Net cash provided by operating activities in the fourth quarter was $37 million, a decrease of $158 million from the prior year quarter, and free cash flow(1) was $8 million, a decrease of $167 million from the prior year quarter, primarily driven by a $58 million lower adjusted operating profit, $31 million incremental investment in trade working capital to support growth and secure parts in the challenging supply chain environment, and $30 million in M&A transaction expenses. Liquidity at the end of the fourth quarter remained strong at $875 million.
Full Year and First Quarter 2022 Guidance
While the demand environment stays strong, production and deliveries continue to be constrained by supply chain headwinds, including parts shortages. While we assume supply chain headwinds will persist through 2022, we anticipate that second half 2022 financial performance should show marked improvement compared to the first half of 2022, as price-cost becomes a more significant tailwind. As we work our way through backlog, pricing should accelerate throughout 2022 and provide a net price-cost tailwind starting in the third quarter.

	First Half 2022 Guidance (midpoint)	Second Half 2022 Guidance (midpoint)
Net sales	$2,465M	$3,185M
Adjusted operating profit	$70M	$455M
Adjusted operating margin(2)	3%	14%

	First Quarter 2022 Guidance	Full Year 2022 Guidance
Net sales	$1,100M - $1,150M	$5,500M - $5,800M
Organic net sales growth(2)	(4%) – 1%	5.0% - 11.0%
Adjusted operating profit	($30M) – ($10M)	$500M - $550M
Adjusted operating margin(2)	(2.8%) – (0.8%)	9.1% - 9.5%
Adjusted diluted EPS	($0.20) – ($0.15)	$0.65 - $0.75
Free Cash Flow(2)		$125M - $175M
(1)    This release contains certain non-GAAP metrics. For reconciliations to the relevant GAAP measures and an explanation of the non-GAAP measures and reasons for their use, please refer to sections of this release entitled “Non-GAAP Financial Measures and “Reconciliation of GAAP and non-GAAP Financial Measures.”
(2)    This is a non-GAAP financial measure that cannot be reconciled for those reasons set forth under “Non-GAAP Financial Measures” of this release.

Fourth Quarter 2021 Earnings Conference Call
Vertiv’s management team will discuss the Company’s results during a conference call on Wednesday, February 23, starting at 11 a.m. Eastern Time. The call will contain forward-looking statements and other material information regarding Vertiv’s financial and operating results. A webcast of the live conference call will be available for interested parties to listen to by going to the Investor Relations section of the Company’s website at investors.vertiv.com. A slide presentation will be available before the call and will be posted to the website, also at investors.vertiv.com. A replay of the conference call will also be available for 30 days following the webcast.
About Vertiv Holdings Co
Vertiv (NYSE: VRT) brings together hardware, software, analytics and ongoing services to ensure its customers’ vital applications run continuously, perform optimally and grow with their business needs. Vertiv solves the most important challenges facing today’s data centers, communication networks and commercial and industrial facilities with a portfolio of power, cooling and IT infrastructure solutions and services that extends from the cloud to the edge of the network. Headquartered in Columbus, Ohio, USA, Vertiv employs approximately 21,000 people and does business in more than 130 countries. For more information, and for the latest news and content from Vertiv, visit Vertiv.com.
Category: Financial News
Non-GAAP Financial Measures
Financial information included in this release have been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). Vertiv has included certain non-GAAP financial measures in the news release, as further described above, that may not be directly comparable to other similarly titled measures used by other companies and therefore may not be comparable among companies. These non-GAAP financial measures may include organic net sales growth (including on a segment basis), adjusted operating profit, adjusted operating margin, adjusted diluted EPS, and free cash flow, which management believes provides investors with useful supplemental information to evaluate the Company’s ongoing operations and to compare with past and future periods. Management also uses certain non-GAAP measures internally for forecasting, budgeting and measuring its operating performance. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. Pursuant to the requirements of Regulation G, Vertiv has provided reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.
Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to first quarter and full-year 2022 guidance, including organic net sales growth, free cash flow, and adjusted operating margin, is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations. For the same reasons, we are unable to compute the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
See “Reconciliation of GAAP and Non-GAAP Financial Measures” in this release for Vertiv’s reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.
Cautionary Note Concerning Forward-Looking Statements
This news release, and other statements that Vertiv may make in connection therewith, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act. This includes, without limitation, statements regarding the financial position, capital structure, indebtedness, business strategy and plans and objectives of Vertiv management for future operations, as well as statements regarding growth, anticipated demand for our products and services and our business prospects during 2021, as well as expected cost savings associated with our restructuring program. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Vertiv cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements. Vertiv undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

The forward-looking statements contained or incorporated by reference in this presentation are based on current expectations and beliefs concerning future developments and their potential effects on Vertiv. There can be no assurance that future developments affecting Vertiv will be those that Vertiv has anticipated. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Vertiv has previously disclosed risk factors in its Securities and Exchange Commission (“SEC”) reports. These risk factors and those identified elsewhere in this presentation, among others, could cause actual results to differ materially from historical performance and include, but are not limited to: risks relating to the continued growth of Vertiv’s customers’ markets; disruption of Vertiv’s customers’ orders or Vertiv’s customers’ markets; less favorable contractual terms with large customers; risks associated with governmental contracts; failure to mitigate risks associated with long-term fixed price contracts; competition; failure to obtain performance and other guarantees from financial institutions; failure to realize sales expected from Vertiv’s backlog of orders and contracts; failure to properly manage Vertiv’s supply chain or difficulties with third-party manufacturers; competition in the infrastructure technologies industry; failure to meet or anticipate technology changes; risks associated with information technology disruption or security; risks associated with the implementation and enhancement of information systems; failure to realize the expected benefit from any rationalization and improvement efforts; our ability to realize cost savings in connection with our restructuring program; disruption of, or changes in, Vertiv’s independent sales representatives, distributors and original equipment manufacturers; changes to tax law and the costs and liabilities associated with such changes and any tax audits that may arise; costs or liabilities associated with product liability; the global scope of Vertiv’s operations; risks associated with Vertiv’s sales and operations in emerging markets; risks associated with future legislation and regulation of Vertiv’s customers’ markets both in the United States and abroad; Vertiv’s ability to comply with various laws and regulations, including but not limited to, laws and regulations relating to environmental, data protection, data privacy, anti-corruption and international trade and the costs associated with legal compliance; risks associated with litigation or claims against Vertiv; adverse outcomes to any legal claims and proceedings filed by or against us; Vertiv’s ability to protect or enforce its proprietary rights on which its business depends; third-party intellectual property infringement claims; liabilities associated with environmental, health and safety matters, including risks associated with the COVID-19 pandemic; failure to realize the value of goodwill and intangible assets; exposure to fluctuations in foreign currency exchange rates; failure to remediate internal controls over financial reporting; the ability of the Company to grow and manage growth profitably; maintain relationships with customers and suppliers; the unpredictability of Vertiv’s future operational results, including the ability to grow and manage growth profitably; potential net losses in future periods; Vertiv’s level of indebtedness and the ability to incur additional indebtedness; Vertiv’s ability to comply with the covenants and restrictions contained in our credit agreements including restrictive covenants that restrict operational flexibility; Vertiv's ability to comply with the covenants and restrictions contained in our credit agreements is not fully within our control; Vertiv’s ability to access funding through capital markets; the significant ownership and influence certain stockholders have; risks associated with Vertiv’s obligations to pay portions of the tax benefits relating to pre-Business Combination tax assets and attributes; resales of Vertiv's securities may cause volatility in the market price of our securities; Vertiv's Organizational Documents contain provisions that may discourage unsolicited takeover proposals; Vertiv's Certificate of Incorporation includes a forum selection clause, which could discourage or limit stockholders’ ability to make a claim against it; the ability of Vertiv's subsidiaries to pay dividends; volatility in Vertiv's stock price due to various market and operational factors; risks associated with the failure of industry analysts to provide coverage of Vertiv's business or securities; factors relating to the business, operations and financial performance of Vertiv and its subsidiaries, including: global economic weakness, uncertainty and volatility; Vertiv’s ability to attract, train and retain key members of its leadership team and other qualified personnel; retain its management and key employees; the adequacy of Vertiv’s insurance coverage; a failure to benefit from future acquisitions; Vertiv’s limited history of operating as an independent company; Vertiv's ability to maintain its listing on the NYSE and comply with listing requirements; and other risks and uncertainties indicated in Vertiv’s SEC reports or documents filed or to be filed with the SEC by Vertiv.

For investor inquiries, please contact:

Lynne Maxeiner
Vice President, Global Treasury & Investor Relations
Vertiv
T: +1 614-841-6776
E: lynne.maxeiner@vertiv.com

For media inquiries, please contact:

Sara Steindorf
FleishmanHillard for Vertiv
T +1 314-982-1725
E: sara.steindorf@fleishman.com

Source: Vertiv Holdings Co

Vertiv Holdings Co
CONSOLIDATED STATEMENTS OF EARNINGS (LOSS) (Unaudited)
(Dollars in millions except for per share data)

	Three months ended December 31, 2021	Three months ended December 31, 2020	Year ended December 31, 2021	Year ended December 31, 2020
Net sales
Net sales - products	$1,108.0	$1,020.3	$3,854.5	$3,308.8
Net sales - services	302.5	285.3	1,143.6	1,061.8
Net sales	1,410.5	1,305.6	4,998.1	4,370.6
Costs and expenses
Cost of sales - products	856.5	715.3	2,814.5	2,290.5
Cost of sales - services	180.3	163.0	660.9	606.4
Cost of sales	1,036.8	878.3	3,475.4	2,896.9
Operating expenses
Selling, general and administrative expenses	329.4	265.6	1,109.0	1,008.4
Amortization of intangibles	49.0	31.6	144.3	128.7
Restructuring costs	2.1	0.9	1.4	73.9
Foreign currency (gain) loss, net	1.1	9.7	3.2	26.0
Asset impairments	—	—	8.7	21.7
Other operating expense (income)	(4.0)	(0.5)	(3.8)	1.5
Operating profit (loss)	(3.9)	120.0	259.9	213.5
Interest expense, net	24.1	25.0	90.6	150.4
Loss on extinguishment of debt	—	—	0.4	174.0
Gain on tax receivable agreement	(59.2)	—	(59.2)	—
Change in fair value of warrant liabilities	9.6	34.4	61.9	143.7
Income (loss) before income taxes	21.6	60.6	166.2	(254.6)
Income tax expense	(0.4)	20.1	46.6	72.7
Net income (loss)	$22.0	$40.5	$119.6	$(327.3)

Earnings (loss) per share:
Basic	$0.06	$0.12	$0.34	$(1.07)
Diluted	$0.06	$0.12	$0.33	$(1.07)
Weighted-average shares outstanding
Basic	367,727,369	330,335,268	355,544,632	307,076,397
Diluted	372,190,230	333,294,298	360,140,323	307,076,397

Vertiv Holdings Co
CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions)

	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$439.1	$534.6
Accounts receivable, less allowances of $14.1 and $15.0, respectively	1,536.4	1,354.4
Inventories	616.3	446.6
Other current assets	106.8	183.2
Total current assets	2,698.6	2,518.8
Property, plant and equipment, net	489.3	427.6
Other assets:
Goodwill	1,330.1	607.2
Other intangible assets, net	2,138.2	1,302.5
Deferred income taxes	47.9	20.9
Other	235.5	196.8
Total other assets	3,751.7	2,127.4
Total assets	$6,939.6	$5,073.8
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$21.8	$22.0
Current portion of warrant liabilities	—	68.5
Accounts payable	858.5	730.5
Accrued expenses and other liabilities	953.4	901.8
Income taxes	21.1	18.8
Total current liabilities	1,854.8	1,741.6
Long-term debt, net	2,950.5	2,130.5
Deferred income taxes	198.8	116.5
Warrant liabilities	149.6	87.7
Other long-term liabilities	368.2	485.4
Total liabilities	5,521.9	4,561.7
Equity
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.0001 par value, 700,000,000 shares authorized, 375,801,857 and 342,024,612 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	2,597.5	1,791.8
Accumulated deficit	(1,215.4)	(1,331.2)
Accumulated other comprehensive (loss) income	35.6	51.5
Total equity	1,417.7	512.1
Total liabilities and equity	$6,939.6	$5,073.8

Vertiv Holdings Co
CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited)
(In millions)

	Three months ended December 31, 2021	Three months ended December 31, 2020	Year ended December 31, 2021	Year ended December 31, 2020
Cash flows from operating activities:
Net income (loss)	$22.0	$40.5	$119.6	$(327.3)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation	17.5	17.4	69.1	60.3
Amortization	52.4	35.0	157.9	142.8
Deferred income taxes	(47.5)	6.3	(69.8)	(1.4)
Amortization of debt discount and issuance costs	1.7	1.5	6.3	10.5
Loss on extinguishment of debt	—	—	0.4	174.0
Gain on tax receivable agreement	(59.2)	—	(59.2)	—
Change in fair value of warrant liabilities	9.6	34.4	61.9	143.7
Asset impairments	—	(0.7)	8.7	21.0
Stock-based compensation	5.7	6.0	23.2	13.0
Changes in tax receivable agreement	4.4	2.5	7.7	21.3
Changes in operating working capital	27.2	41.3	(132.8)	(60.8)
Other	2.7	10.3	17.9	11.8
Net cash provided by (used for) operating activities	36.5	194.5	210.9	208.9
Cash flows from investing activities:
Capital expenditures	(30.1)	(23.1)	(73.4)	(44.4)
Investments in capitalized software	(1.7)	(3.4)	(11.2)	(8.3)
Proceeds from disposition of property, plant and equipment	3.7	7.0	9.8	7.0
Acquisition of Business, net of cash acquired	(1,163.7)	—	(1,163.7)	—
Proceeds from sale of Business	21.7	—	21.7	—
Net cash provided by (used for) investing activities	(1,170.1)	(19.5)	(1,216.8)	(45.7)
Cash flows from financing activities:
Borrowings from ABL revolving credit facility and short-term borrowings	—	—	—	346.2
Repayments of ABL revolving credit facility and short-term borrowings	—	(119.4)	—	(493.7)
Proceeds from the issuance of long-term debt	850.0	—	850.0	2,189.0
Repayment of long-term debt	(5.4)	(5.5)	(21.8)	(3,456.5)
Payment of redemption premiums	—	—	—	(75.0)
Payment of debt issuance costs	(13.8)	—	(13.8)	(11.2)
Proceeds from reverse recapitalization, net	—	—	—	1,832.5
Payment to Vertiv Stockholder	—	—	—	(341.6)
Dividend Payment	(3.8)	(3.3)	(3.8)	(3.3)
Proceeds from the exercise of warrants	—	156.5	107.5	156.5
Exercise of employee stock options	1.5	—	4.1	—
Employee taxes paid from shares withheld	(0.1)	—	(7.3)	—
Other financing	—	0.1	—	(2.2)
Net cash provided by (used for) financing activities	828.4	28.4	914.9	140.7
Effect of exchange rate changes on cash and cash equivalents	0.7	6.9	(4.5)	5.0
Increase (decrease) in cash, cash equivalents and restricted cash	(304.5)	210.3	(95.5)	308.9
Beginning cash, cash equivalents and restricted cash	751.6	332.3	542.6	233.7
Ending cash, cash equivalents and restricted cash	$447.1	$542.6	$447.1	$542.6
Changes in operating working capital
Accounts receivable	$(49.6)	$(38.3)	$(117.4)	$(114.8)
Inventories	22.0	26.0	(125.7)	(38.5)
Other current assets	(0.3)	(0.2)	2.1	7.8
Accounts payable	42.0	57.4	105.1	78.2
Accrued expenses and other liabilities	6.2	16.1	11.9	13.3
Income taxes	6.9	(19.7)	(8.8)	(6.8)
Total changes in operating working capital	$27.2	$41.3	$(132.8)	$(60.8)

Reconciliation of GAAP and non-GAAP Financial Measures
To supplement this news release, we have included certain non-GAAP financial measures that reflect the historical financial results presented in the format of the performance metrics, which we began reporting in 2021. Management believes these non-GAAP financial measures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. Further, management believes these non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. Our non-GAAP financial measures do not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of each of these non-GAAP financial measures to GAAP information are also included. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the company's performance. Disclosing these non-GAAP financial measures allows investors and management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.

Vertiv’s non-GAAP financial measures include:

•Adjusted operating profit (loss), which represents operating profit (loss), adjusted to exclude amortization of intangibles;
•Adjusted operating profit (loss) margins, which represents adjusted operating profit (loss) divided by net sales;
•Organic net sales, represents net sales adjusted to exclude foreign currency exchange rate and acquisition impact;
•Free cash flow, which represents net cash provided by (used for) operating activities adjusted to exclude capital expenditures, investments in capitalized software and include proceeds from disposition of PP&E; and
•Non-GAAP adjusted EPS, which represents diluted earnings per share adjusted to exclude amortization of intangibles.

Vertiv Holdings Co
Regional Segment Results
(In millions)

	Three months ended December 31,					Year ended December 31,
	2021	2020	Δ	Δ%	Organic Δ %(2)	2021	2020	Δ	Δ%	Organic Δ %(2)
Net Sales(1):
Americas	$583.9	$557.3	$26.6	4.8%	1.3%	$2,187.4	$2,040.6	$146.8	7.2%	5.9%
APAC	458.9	442.0	16.9	3.8%	2.6%	1,609.0	1,368.4	240.6	17.6%	13.1%
EMEA	367.7	306.3	61.4	20.0%	10.5%	1,201.7	961.6	240.1	25.0%	18.4%
	$1,410.5	$1,305.6	$104.9	8.0%	3.9%	$4,998.1	$4,370.6	$627.5	14.4%	10.9%

Adjusted operating profit (loss):
Americas	$72.8	$142.4	$(69.6)	(48.9)%		$441.2	$497.0	$(55.8)	(11.2)%
APAC	68.1	66.5	1.6	2.4%		253.4	197.1	56.3	28.6%
EMEA	62.8	56.3	6.5	11.5%		217.6	105.5	112.1	106.3%
Corporate (3)	(109.8)	(113.6)	3.8	(3.3)%		(441.2)	(457.4)	16.2	(3.5)%
	$93.9	$151.6	$(57.7)	(38.1)%		$471.0	$342.2	$128.8	37.6%

Adjusted operating profit (loss) margins (4):
Americas	12.5%	25.6%	(13.1)%			20.2%	24.4%	(4.2)%
APAC	14.8%	15.0%	(0.2)%			15.7%	14.4%	1.3%
EMEA	17.1%	18.4%	(1.3)%			18.1%	11.0%	7.1%
Vertiv	6.7%	11.6%	(4.9)%			9.4%	7.8%	1.6%

(1)Segment net sales are presented excluding intercompany sales.
(2)Organic basis is adjusted to exclude foreign currency exchange rate impact and the acquisition of E&I which were sales of $21.7 and $45.7 included in Americas; and Europe, Middle East & Africa reportable segments, respectively.
(3)Corporate costs consist of headquarters management costs, other incentive compensation, global IT costs, and global ER&D.
(4)Adjusted operating profit (loss) margins calculated as adjusted operating profit (loss) divided by net sales.

Vertiv Holdings Co
Sales by Product and Service Offering
(In millions)

	Three months ended December 31,
	2021	2020 (1)	Δ	Δ %	Organic Δ %(2)
Americas:
Critical infrastructure & solutions	$312.5	$304.4	$8.1	2.7%	(4.1)%
Services & spares	191.7	171.6	20.1	11.7%	12.3%
Integrated rack solutions	79.7	81.3	(1.6)	(2.0)%	(1.5)%
	$583.9	$557.3	$26.6	4.8%	1.3%
Asia Pacific:
Critical infrastructure & solutions	$281.6	$281.2	$0.4	0.1%	(1.2)%
Services & spares	115.6	105.7	9.9	9.4%	8.7%
Integrated rack solutions	61.7	55.1	6.6	12.0%	10.6%
	$458.9	$442.0	$16.9	3.8%	2.6%
EMEA:
Critical infrastructure & solutions	$245.0	$186.7	$58.3	31.2%	12.4%
Services & spares	82.2	80.5	1.7	2.1%	7.1%
Integrated rack solutions	40.5	39.1	1.4	3.6%	8.4%
	$367.7	$306.3	$61.4	20.0%	10.5%
Total:
Critical infrastructure & solutions	$839.1	$772.3	$66.8	8.6%	0.9%
Services & spares	389.5	357.8	31.7	8.9%	10.0%
Integrated rack solutions	181.9	175.5	6.4	3.6%	4.5%
	$1,410.5	$1,305.6	$104.9	8.0%	3.9%

(1)Beginning in 2020, sales were moved within product and service offering categories to reflect a strategic realignment within the Company's matrix organizational structure. Comparative results for Critical infrastructure & solutions, Services & spares and Integrated rack solutions for the three months ended December 31, 2020, have been adjusted by $(7.3), $(2.1), and $9.4, respectively, to reflect this modification.
(2)Organic basis is adjusted to exclude foreign currency exchange rate impact and the acquisition of E&I which were sales of $21.7 and $45.7 included in Americas; and Europe, Middle East & Africa reportable segments, respectively. All sales related to the acquisition were in the Critical infrastructure & solutions product and service offering category.

	Year ended December 31,
	2021	2020 (1)	Δ	Δ %	Organic Δ %(2)
Americas:
Critical infrastructure & solutions	$1,189.6	$1,074.2	$115.4	10.7%	8.4%
Services & spares	705.1	662.6	42.5	6.4%	6.4%
Integrated rack solutions	292.7	303.8	(11.1)	(3.7)%	(3.7)%
	$2,187.4	$2,040.6	$146.8	7.2%	5.9%
Asia Pacific:
Critical infrastructure & solutions	$971.7	$830.7	$141.0	17.0%	12.1%
Services & spares	421.5	366.3	55.2	15.1%	11.4%
Integrated rack solutions	215.8	171.4	44.4	25.9%	21.3%
	$1,609.0	$1,368.4	$240.6	17.6%	13.1%
EMEA:
Critical infrastructure & solutions	$739.1	$529.7	$209.4	39.5%	29.6%
Services & spares	312.1	288.2	23.9	8.3%	5.9%
Integrated rack solutions	150.5	143.7	6.8	4.7%	2.2%
	$1,201.7	$961.6	$240.1	25.0%	18.4%
Total:
Critical infrastructure & solutions	$2,900.4	$2,434.6	$465.8	19.1%	14.3%
Services & spares	1,438.7	1,317.1	121.6	9.2%	7.7%
Integrated rack solutions	659.0	618.9	40.1	6.5%	4.6%
	$4,998.1	$4,370.6	$627.5	14.4%	10.9%

(1)    Comparative results for Critical infrastructure & solutions, Services & spares and Integrated rack solutions for the year ended December 31, 2020 have been adjusted by $(23.1), $(7.7), and $30.8, respectively, to reflect the strategic realignment described above.
(2)    Organic basis is adjusted to exclude foreign currency exchange rate impact and the acquisition of E&I which were sales of $21.7 and $45.7 included in Americas; and Europe, Middle East & Africa reportable segments, respectively. All sales related to the acquisition were in the Critical infrastructure & solutions product and service offering category.

Segment Information

Operating profit (loss) (1)	Three months ended December 31, 2021	Three months ended December 31, 2020	Year ended December 31, 2021	Year ended December 31, 2020
Americas	$72.8	$142.4	$441.2	$497.0
Asia Pacific	68.1	66.5	253.4	197.1
Europe, Middle East & Africa	62.8	56.3	217.6	105.5
Total reportable segments	203.7	265.2	912.2	799.6
Foreign currency gain (loss)	(1.1)	(9.7)	(3.2)	(26.0)
Corporate and other	(157.5)	(103.9)	(504.8)	(431.4)
Total corporate, other and eliminations	(158.6)	(113.6)	(508.0)	(457.4)
Amortization of intangibles	(49.0)	(31.6)	(144.3)	(128.7)
Operating profit (loss)	$(3.9)	$120.0	$259.9	$213.5
(1)Beginning in the first quarter of 2021, operating profit (loss) is the primary income measure used for assessing segment performance and making operating decisions. Comparative results for the three and twelve months ended December 31, 2020 have been presented in conformity with the updated format.

Reconciliation of Net Cash Provided By (Used For) Operating Activities to Free Cash Flow

	Three months ended December 31, 2021	Three months ended December 31, 2020	Year ended December 31, 2021	Year ended December 31, 2020
Net cash provided by (used for) operating activities	$36.5	$194.5	$210.9	$208.9
Capital expenditures	(30.1)	(23.1)	(73.4)	(44.4)
Investments in capitalized software	(1.7)	(3.4)	(11.2)	(8.3)
Proceeds from disposition of PP&E	3.7	7.0	9.8	7.0
Free cash flow	$8.4	$175.0	$136.1	$163.2

Reconciliation from operating profit (loss) to adjusted operating profit (loss)

	Three months ended December 31, 2021	Three months ended December 31, 2020	Year ended December 31, 2021	Year ended December 31, 2020
Operating profit (loss)	$(3.9)	$120.0	$259.9	$213.5
Amortization of intangibles	49.0	31.6	144.3	128.7
Mergers and acquisition costs(1)	30.1	—	48.1	—
Litigation settlement costs	18.7	—	18.7	—
Adjusted operating profit (loss)	$93.9	$151.6	$471.0	$342.2
(1)    For the three months ended December 31, 2021 includes $30.1 million of expenses primarily related to the E&I acquisition. For the year ended December 31, 2021 includes $39.4 million of expenses primarily related to the E&I acquisition, and $8.7 million asset impairment related to the Heavy Industrial UPS business.

Reconciliation from operating profit (loss) margin to adjusted operating profit (loss) margin

	Three months ended December 31, 2021	Three months ended December 31, 2020	Δ	Year ended December 31, 2021	Year ended December 31, 2020	Δ
Vertiv net sales	1,410.5	1,305.6	104.9	4,998.1	4,370.6	627.5
Vertiv operating profit (loss)	(3.9)	120.0	(123.9)	259.9	213.5	46.4
Vertiv operating profit (loss) %	(0.3)%	9.2%	(9.5)%	5.2%	4.9%	0.3%

Amortization of intangibles	49.0	31.6	17.4	144.3	128.7	15.6
Merger and acquisition costs	30.1	—	30.1	48.1	—	48.1
Litigation settlement costs	18.7	—	18.7	18.7	—	18.7
Vertiv adjusted operating profit (loss)	93.9	151.6	(57.7)	471.0	342.2	128.8
Vertiv adjusted operating profit (loss) %	6.7%	11.6%	(4.9)%	9.4%	7.8%	1.6%

Reconciliation of Diluted EPS to Non-GAAP Adjusted EPS

Three months ended December 31, 2021
	Operating profit (loss)	Interest expense, net	Gain on tax receivable agreement	Change in Warrant Liability	Income tax expense	Net income (loss)	Diluted EPS (1)
GAAP	$(3.9)	$24.1	$(59.2)	$9.6	$(0.4)	$22.0	$0.06
Amortization of intangibles	49.0	—	—	—	—	49.0	0.13
Change in warrant liability	—	—	—	(9.6)	—	9.6	0.03
Merger and acquisition costs(2)	30.1	—	—	—	—	30.1	0.08
Litigation settlement costs	18.7	—	—	—	—	18.7	0.05
Gain on tax receivable agreement	—	—	59.2	—	—	(59.2)	(0.16)
Nonrecurring tax benefit(3)	—	—	—	—	55.2	(55.2)	(0.15)
Pro-forma share count	—	—	—	—	—	—	—
Non-GAAP Adjusted	$93.9	$24.1	$—	$—	$54.8	$15.0	$0.04
(1)GAAP diluted EPS is based on 372.2 million shares (includes 367.7 million basic shares, 4.5 million potential dilutive stock options and restricted stock units). Non-GAAP Adjusted EPS based on pro-forma share count 377.9 million shares (includes 367.7 million basic shares and 10.2 million potential dilutive warrants, stock options and restricted stock units). We believe that this Non-GAAP Adjusted EPS presentation is more representative of operating results by removing the impact of merger and acquisition related costs and warrant liability accounting.
(2)Includes $30.1 million of expenses primarily related to the E&I acquisition.
(3)Includes $31.7 million of valuation allowance release as a result of E&I U.S. subsidiaries joining our federal tax group, and $23.5 million of tax benefit related to an intercompany transfer of assets.

Three months ended December 31, 2020
	Operating profit (loss)	Interest expense, net	Change in Warrant Liability	Income tax expense	Net income (loss)	Diluted EPS (1)
GAAP	$120.0	$25.0	$34.4	$20.1	$40.5	$0.12
Amortization of intangibles	31.6	—	—	—	31.6	0.10
Change in warrant liability	—	—	(34.4)	—	34.4	0.10
Pro-forma share count	—	—	—	—	—	(0.03)
Non-GAAP Adjusted	$151.6	$25.0	$—	$20.1	$106.5	$0.29
(1)GAAP diluted EPS based on 333.3 million shares. Non-GAAP Adjusted EPS based on pro forma share count of 362.0 million diluted shares (includes 330.3 million shares outstanding, 25.0 million potential dilutive warrants and 6.7 million potential dilutive stock options and restricted stock units). We believe that this Non-GAAP Adjusted EPS presentation is more representative of operating results by removing the impact of warrant liability accounting.

Year Ended December 31, 2021
	Operating profit (loss)	Interest expense, net	Loss on extinguishment of debt	Gain on tax receivable agreement	Change in Warrant Liability	Income tax expense	Net income (loss)	Diluted EPS (1)
GAAP	$259.9	$90.6	$0.4	$(59.2)	$61.9	$46.6	$119.6	$0.33
Amortization of intangibles	144.3	—	—	—	—	—	144.3	0.40
Change in warrant liability	—	—	—	—	(61.9)	—	61.9	0.17
Merger and acquisition costs(2)	48.1	—	—	—	—	—	48.1	0.13
Litigation settlement costs	18.7	—	—	—	—	—	18.7	0.05
Gain on tax receivable agreement	—	—	—	59.2	—	—	(59.2)	(0.16)
Nonrecurring tax benefit(3)	—	—	—		—	55.2	(55.2)	(0.15)
Pro-forma share count	—	—	—		—	—	—	(0.01)
Non-GAAP Adjusted	$471.0	$90.6	$0.4	$—	$—	$101.8	$278.2	$0.76
(1)GAAP diluted EPS is based on 360.1 million shares (includes 355.5 million basic shares and 4.6 million potential dilutive stock options and restricted stock units). Non-GAAP Adjusted EPS based on pro forma share count of 365.9 million diluted shares (includes shares outstanding of 355.5 million and 10.3 million potential dilutive warrants, stock options and restricted stock units). We believe that this presentation is more representative of operating results by removing the impact of merger and acquisition related costs, warrant liability accounting, and the associated impact on diluted share count.
(2)Includes $39.4 million of expenses primarily related to the E&I acquisition, and $8.7 million asset impairment related to the Heavy Industrial UPS business.
(3)Includes $31.7 million of valuation allowance release as a result of E&I U.S. subsidiaries joining our federal tax group, and $23.5 million of tax benefit related to an intercompany transfer of assets.

Year Ended December 31, 2020
	Operating profit (loss)	Interest expense, net	Loss on extinguishment of debt	Change in Warrant Liability	Income tax expense	Net income (loss)	Diluted EPS (1)
GAAP	$213.5	$150.4	$174.0	$143.7	$72.7	$(327.3)	$(1.07)
Intangible amortization	128.7	—	—	—	—	128.7	0.42
Change in warrant liability	—	—	—	(143.7)	—	143.7	0.47
Pro-forma share count (1)	—	—	—	—	—	—	0.03
Non-GAAP Adjusted	$342.2	$150.4	$174.0	$—	$72.7	$(54.9)	$(0.15)
(1)GAAP diluted EPS based on 307.1 million shares. Non-GAAP Adjusted EPS based on pro forma share count of 362.0 million diluted shares (includes shares outstanding of 330.3 million, 25.0 million potential dilutive warrants and 6.7 million potential dilutive stock options and restricted stock units). We believe that this presentation facilitates comparison to the current period due to the impact of the reverse merger.

Vertiv Holdings Co
2022 Adjusted Guidance
Reconciliation of GAAP Operating Profit to Non-GAAP Adjusted Financial Performance (1)

First Quarter 2022
	Operating profit (loss)	Interest expense, net	Income tax expense	Net income (loss)	Diluted EPS (2)
GAAP	$(77.6)	$30.0	$15.0	$(122.6)	$(0.33)
Amortization of intangibles	57.6	—	—	57.6	0.15
Non-GAAP Adjusted	$(20.0)	$30.0	$15.0	$(65.0)	$(0.17)

First Half 2022
	Operating profit (loss)	Interest expense, net	Income tax expense	Net income (loss)	Diluted EPS (3)
GAAP	$(45.2)	$61.0	$34.0	$(140.2)	$(0.37)
Amortization of intangibles	115.2	—	—	115.2	0.30
Non-GAAP Adjusted	$70.0	$61.0	$34.0	$(25.0)	$(0.07)

Second Half 2022
	Operating profit (loss)	Interest expense, net	Income tax expense	Net income (loss)	Diluted EPS (4)
GAAP	$346.2	$65.0	$98.0	$183.2	$0.48
Amortization of intangibles	108.8	—	—	108.8	0.28
Non-GAAP Adjusted	$455.0	$65.0	$98.0	$292.0	$0.76

Full Year 2022
	Operating profit (loss)	Interest expense, net	Income tax expense	Net income (loss)	Diluted EPS (5)
GAAP	$301.0	$126.0	$132.0	$43.0	$0.11
Amortization of intangibles	224.0	—	—	224.0	0.59
Non-GAAP Adjusted	$525.0	$126.0	$132.0	$267.0	$0.70
(1)Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to FY 2022 guidance, including organic net sales growth, adjusted operating margin and free cash flow, is not available without unreasonable effort due to high variability, complexity, and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations. For the same reasons, we are unable to compute the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
(2)GAAP diluted EPS and Non-GAAP adjusted EPS based on 377.0 million shares (includes 377.0 million basic shares with no dilution from stock options and restricted stock units due to the net loss position).
(3)GAAP diluted EPS and Non-GAAP adjusted EPS based on 377.9 million shares (includes 377.9 million basic shares with no dilution from stock options and restricted stock units due to the net loss position).
(4)GAAP diluted EPS and Non-GAAP adjusted EPS based on 384.4 million shares (includes 379.6 million basic shares and a weighted average 4.8 million potential dilutive stock options and restricted stock units).
(5)GAAP diluted EPS and Non-GAAP adjusted EPS based on 382.5 million shares (includes 378.8 million basic shares and a weighted average 3.7 million potential dilutive stock options and restricted stock units).